Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2003, except as to Notes 29 and 30, which are as of December 3, 2003, relating to the consolidated financial statements of NRG Energy, Inc. and subsidiaries, which report appears in the Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 14, 2004